CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title18, United States Code), each of the undersigned officers of Churchill Cash Reserves Trust, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Churchill Cash Reserves Trust for the period ended December 31, 2018, (the "Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Churchill Cash Reserves Trust.

Dated: March 4, 2019	/s/ Diana P. Herrmann
Diana P. Herrmann
Vice Chair, Trustee and President
Churchill Cash Reserves Trust

Dated: March 4, 2019	/s/ Joseph P. DiMaggio
Joseph P. DiMaggio
Chief Financial Officer and Treasurer
Churchill Cash Reserves Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Churchill Cash Reserves Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.